                                                                     Exhibit 3.2


                             AMENDED AND RESTATED(1)

                                    BYE-LAWS

                                       OF

                             VALIDUS HOLDINGS, LTD.

                          (adopted on January 11, 2007)


------------------

(1) To become effective, subject to shareholder approval, upon the pricing of the Company's initial public offering of its Common Shares.

                                TABLE OF CONTENTS


                                                                             Page
                                                                             ----

1.      Definitions........................................................    1
2.      Power to Issue Shares..............................................    8
3.      Redemption and Purchase of Shares..................................    9
4.      Rights Attaching to Shares.........................................   10
5.      Calls on Shares....................................................   14
6.      Joint and Several Liability to Pay Calls...........................   14
7.      Forfeiture of Shares...............................................   14
8.      Share Certificates.................................................   15
9.      Fractional Shares..................................................   15
10.     Register of Members................................................   16
11.     Registered Holder Absolute Owner...................................   16
12.     Transfer of Registered Company Securities..........................   16
12A.    Tag-Along Rights...................................................   17
12B.    Additional Conditions to Tag-Along Sales...........................   21
13.     Transmission of Registered Shares..................................   21
14.     Power to Alter Capital.............................................   22
15.     Variation of Rights Attaching to Shares............................   22
16.     Dividends..........................................................   23
17.     Power to Set Aside Profits.........................................   23
18.     Method of Payment..................................................   23
19.     Capitalisation.....................................................   24
20.     Annual General Meetings............................................   24
21.     Special General Meetings...........................................   24
22.     Notice.............................................................   24
23.     Giving Notice......................................................   25
24.     Postponement of General Meeting....................................   25
25.     Participating in Meetings by Telephone.............................   26
26.     Quorum at General Meetings.........................................   26
27.     Chairman to Preside................................................   26
28.     Voting on Resolutions..............................................   26
29.     Instrument of Proxy................................................   27
30.     Representation of Corporate Member.................................   27
31.     Adjournment of General Meeting.....................................   28
32.     Written Resolutions................................................   28
33.     Directors Attendance at General Meetings...........................   29
34.     Election of Directors..............................................   29
35.     Number of Directors................................................   29
36.     Term of Office of Directors........................................   29
37.     Removal of Directors...............................................   30
38.     Vacancy in the Office of Director..................................   30
39.     Remuneration of Directors..........................................   31
40.     Defect in Appointment of Director..................................   31
41.     Directors to Manage Business.......................................   31

                                                                             Page
                                                                             ----
42.     Powers of the Board of Directors...................................   31
43.     Register of Directors and Officers.................................   33
44.     Officers...........................................................   33
45.     Appointment of Officers............................................   33
46.     Duties of Officers.................................................   33
47.     Remuneration of Officers...........................................   33
48.     Conflicts of Interest..............................................   33
49.     Indemnification and Exculpation of Directors and Officers..........   34
49A.    Waiver of Claim by Members.........................................   34
49B.    Directors of Certain Subsidiaries..................................   35
50.     Board Meetings.....................................................   35
51.     Notice of Board Meetings...........................................   35
52.     Participation in Meetings by Telephone.............................   36
53.     Quorum at Board Meetings...........................................   36
54.     Board to Continue in the Event of Vacancy..........................   36
55.     Chairman to Preside................................................   36
56.     Written Resolutions................................................   36
56A.    Dissent of Directors...............................................   36
57.     Validity of Prior Acts of the Board................................   37
58.     Minutes............................................................   37
59.     Form and Use of Seal...............................................   37
60.     Books of Account...................................................   37
61.     Financial Year End.................................................   38
62.     Audit..............................................................   38
63.     Appointment of Auditors............................................   38
64.     Remuneration of Auditors...........................................   38
65.     Duties of Auditor..................................................   38
66.     Distribution of Auditor's Report...................................   38
67.     Distribution of Financial Statements and Directors' Report.........   39
68.     Winding-Up.........................................................   39
69.     Changes to Bye-laws................................................   39
70.     Changes to the Memorandum of Association...........................   39
71.     Discontinuance.....................................................   40

VALIDUS HOLDINGS, LTD.


                                 INTERPRETATION

1.    DEFINITIONS

      1.1 In these Bye-laws, the following words and expressions shall, where not inconsistent with the context, have the following meanings, respectively:

            Affiliate               with respect to any person, any other
                                    person directly or indirectly
                                    Controlling, Controlled By or Under
                                    Common Control With such person, provided that no Member of the Company shall be deemed an Affiliate of any other Member solely by reason of any investment in the Company. For the purpose of this definition, the term "Control"
                                    (including, with correlative meanings,
                                    the terms "Controlling", "Controlled By" and "Under Common Control With"), as used with respect to any person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such person, whether through the ownership of voting securities, by contract or otherwise;

            Aggregate Ownership     with respect to any Member or Group of
                                    Members, the total amount of Company
                                    Securities "beneficially owned" (as such term is defined in Rule 13d-3 of the Exchange Act) (without duplication) by such Member or Group of Members as of the date of such calculation, calculated on a Fully-Diluted basis;

            Auditor                 includes an individual or partnership;

            Board the board of directors appointed or elected pursuant to these Bye-laws and acting at a meeting of directors at which there is a quorum or by written resolution in accordance with these Bye-laws;

            Business Day            any day except a Saturday, Sunday or
                                    other day on which commercial banks in New
                                    York, New York or Bermuda are not open for business;

            Bye-laws                these Bye-laws as altered from time to
                                    time;

            Cause willful misconduct, fraud, gross negligence, embezzlement or a conviction of, or a plea of "guilty" or

VALIDUS HOLDINGS, LTD.


                                    "no contest" to, a felony or other crime involving moral turpitude;

            Change of Control       the occurrence of one or more of the
                                    following events: (i) a majority of the board of directors (or equivalent governing body) of a Member shall consist of persons who were not (a) a member of the board of directors (or equivalent governing body) of such Member on the Commencement Date or (b) nominated for election or elected to the board of directors (or equivalent governing body) of such Member, with the affirmative vote of a majority of persons who were members of such board of directors (or equivalent governing body) at the time of such nomination or election or (ii) the acquisition by any person or Group of the power, directly or indirectly, to vote or direct the voting of securities having more than 50% of the ordinary voting power for the election of the directors of a Member (other than Permitted
                                    Transferees, persons, Groups or their
                                    Affiliates who had such power when such
                                    Member first became a Member or
                                    acquisitions approved in advance by a
                                    majority of the members of the board of
                                    directors (or equivalent governing body) of such Member or upon the death or disability of a natural person);

            Commencement Date       December 7, 2005;

            Common Stock            collectively, the Voting Common Stock and
                                    the Non-Voting Common Stock;

            Company the company for which these Bye-laws are approved and confirmed;

            Company Securities      (i) Common Stock, (ii) securities
                                    convertible into or exchangeable for Common
                                    Stock and (iii) options, warrants or other rights to acquire Common Stock;

            Controlled Shares       in reference to any person means:

                                    (i) all Company Securities directly,
                                        indirectly or constructively owned by
                                        such person within the meaning of
                                        Section 958 of the Internal Revenue Code of 1986, as amended, of the United States of America; and

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VALIDUS HOLDINGS, LTD.


                                    (ii) all Company Securities directly,
                                         indirectly or constructively owned by
                                         any person or "group" of persons within
                                         the meaning of Section 13(d)(3) of the
                                         Exchange Act;

            Designated Company      a person elected as a director of a
                 Director           Designated Company in accordance with
                                    Bye-law 50B;

            Director a director, including a sole director, for the time being of the Company;

            Exchange Act            the Securities Exchange Act of 1934, as
                                    amended, of the United States of America and the rules and regulations promulgated thereunder;

            First Public Offering   the first public offering of shares pursuant
                                    to an effective registration statement under the Securities Act after the Commencement
                                    Date;

            Founder collectively, the group of funds affiliated with Aquiline Capital Partners LLC which are holders of Company Securities;

            Fully-Diluted           with respect to Company Securities, all
                                    outstanding shares of Common Stock and
                                    all shares issuable in respect of
                                    securities convertible into or
                                    exchangeable for such shares, all stock
                                    appreciation rights, options, warrants
                                    and other rights to purchase or subscribe for such Company Securities or securities convertible into or exchangeable for such Company Securities, provided that, if any of the foregoing stock appreciation rights, options, warrants or other rights to purchase or subscribe for such Company
                                    Securities are subject to vesting, the
                                    Company Securities subject to vesting
                                    shall be included in the definition of
                                    "Fully-Diluted" only upon and to the
                                    extent of such vesting;

            Group a group of related persons for purposes of Section 13(d) of the Exchange Act;

            GSCP V collectively, the group of funds administered by the Principal Investment Area of The Goldman Sachs Group, Inc. which are holders of Company Securities;

VALIDUS HOLDINGS, LTD.


            Law The Companies Act 1981 and every modification, reenactment or revision thereof for the time being in force;

            Member the person registered in the Register of Members as the holder of shares in the Company and, when two or more persons are so registered as joint holders of shares, means the person whose name stands first in the Register of Members as one of such joint holders or all of such persons, as the context so requires, and, for purposes of Bye-law 12B, any person holding any other Company Securities, as contained in the records of the Company;

            Memorandum of           the Memorandum of Association of the
              Association           Company;

            Merrill collectively, the group of funds/entities affiliated with Merrill Lynch, Pierce, Fenner & Smith Incorporated which are holders of Company Securities;

            month                   calendar month;

            New Mountain            collectively, the group of funds
                                    affiliated with New Mountain Capital,
                                    L.L.C. which are the holders of Company
                                    Securities;

            Non-Voting Common       non-voting common shares, par value
              Stock                 US$0.10 per share, of the Company and any
                                    shares into which such shares may thereafter be converted or changed;

            notice written notice as further provided in these Bye-laws unless otherwise specifically stated;

            Offering Memorandum     the offering memorandum, dated October 13,
                                    2005, as amended and supplemented prior to the closing of the offering described therein;

            Officer any person appointed by the Board to hold an office in the Company;

            ordinary resolution     a resolution passed at a general meeting
                                    (or, if so specified, a meeting of
                                    Members holding a class of shares) of the Company at which a quorum is present by a simple majority of the votes of the Voting

VALIDUS HOLDINGS, LTD.


                                    Common Stock cast, or a written resolution passed by the unanimous consent of all Members entitled to vote;

            paid-up                 paid-up or credited as paid-up;

            Permitted Transferee    any of the following, as applicable, (i)
                                    an Affiliate of a Member, provided that
                                    such person remains at all times an
                                    Affiliate of the original Member, (ii) in the case of any Member or investor in a Member that is a partnership, corporation or limited liability company, the partners, shareholders or members thereof or (iii) in the case of any Member or an investor in a Member that is an individual, one or more of such Member's spouse or lineal relatives, or any custodian or trust for the benefit of any of the foregoing or the estate of such Member or investor;

            Person an individual, corporation, partnership, association, joint-stock company, trust, unincorporated organization or government or political subdivision thereof;

            Pro Rata Portion        with respect to any Member, as of the
                                    date of any determination, the percentage represented by the quotient of (i) the number of shares of Common Stock outstanding owned by such Member as of such date divided by (ii) the total number of shares of Common Stock outstanding owned by all Members as of such date;

            Qualified Public        the first Public Offering in which gross
              Offering              proceeds of not less than $150.0 million (at
                                    a per share price of not less than $10 per share, as adjusted to give effect to stock splits, recombinations and other reclassifications) are raised for the
                                    Company and/or for selling shareholders
                                    after the date hereof;

            Register of Directors
                and Officers        the register of directors and officers
                                    referred to in these Bye-laws;

            Register of Members     the register of Members referred to in
                                    these Bye-laws;

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VALIDUS HOLDINGS, LTD.


            Registered Office       the registered office for the time being
                                    of the Company;

            Resident Representative any person appointed to act as resident representative and includes any deputy or assistant resident representative;

            Seal                    the common seal or any official or
                                    duplicate seal of the Company;

            Secretary               the person appointed to perform any or all
                                    of the duties of secretary of the Company and includes any deputy or assistant secretary and any person appointed by the Board to perform any of the duties of the Secretary;

            Securities Act          the Securities Act of 1933, as amended,
                                    of the United States of America and the
                                    rules and regulations promulgated
                                    thereunder;

            share                   includes a fraction of a share;

            Shareholder             shall have the same meaning as the term
                                    "Member" in the Act and means the Person registered in the Register of Members as the holder of shares (sometimes referred to in these Bye-laws as the direct holder) of the Company or, when two or more Persons are so registered as joint holders of shares, means the Person whose name stands first in the Register of Members as one of such joint holders or all of such Persons as the context so requires;

            Shareholders'           the Shareholders' Agreement dated as of
                Agreement           December 7, 2005, among the Company and the
                                    shareholders named therein;

            special resolution      a resolution passed at a general meeting
                                    (or, if so specified, a meeting of
                                    Members holding a class of shares) of the Company at which a quorum is present by not less than two-thirds of the votes of the Voting Common Stock cast, as provided in the Law, or a written resolution passed by unanimous consent of all Members entitled to vote;

            Sponsor individually, Aquiline, GSCP V, New Mountain, Vestar and Merrill;

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VALIDUS HOLDINGS, LTD.


            Tag-Along Portion       for any Tag-Along Sale, that number of
                                    Company Securities equal to the number of Company Securities proposed to be
                                    Transferred in such Tag-Along Sale (with warrants, vested options and other Common
                                    Stock equivalents counted on an
                                    as-converted or as-exercised basis),
                                    multiplied by a fraction, the numerator
                                    of which is the Aggregate Ownership of
                                    Company Securities by the Tag-Along
                                    Seller or the Tagging Person, as the case may be, immediately prior to the proposed
                                    Transfer and the denominator of which is the Aggregate Ownership of Company
                                    Securities by all of the Tag-Along
                                    Sellers and Tagging Persons immediately
                                    prior to the proposed Transfer.  (The
                                    terms "Tag-Along Sale", "Tag-Along
                                    Seller", "Tag-Along Notice" and "Tagging
                                    Person" shall have the meanings ascribed thereto in Bye-law 12A);

            Transfer                with respect to any Company Securities
                                    (i) when used as a verb, to sell, assign, dispose of, exchange or otherwise transfer such Company Securities or any participation or interest therein, whether directly or indirectly, or agree or commit to do any of the foregoing and
                                    (ii) when used as a noun, a direct or
                                    indirect sale, assignment, disposition,
                                    exchange or other transfer of such
                                    Company Securities or any participation
                                    or interest therein or any agreement or
                                    commitment to do any of the foregoing;

            U.S. Person             a United States person as defined in
                                    Section 7701(a)(30) of the Internal
                                    Revenue Code of 1986, as amended;

            Vestar means, collectively, the group of funds affiliated with Vestar Capital Partners which are holders of Company Securities;

            Voting Common Stock     the shares of voting common shares, par
                                    value US$0.10 per share, of the Company and any shares into which such shares may be converted or changed;

            written resolution      a resolution passed in accordance with
                                    Bye-law 32 or 56; and

            year                    calendar year.

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VALIDUS HOLDINGS, LTD.


      1.2   In these Bye-laws, where not inconsistent with the context:

           (a) words denoting the plural number include the singular number and vice versa;

           (b) words denoting the masculine gender include the feminine and neuter genders;

           (c) words importing persons include companies, associations or bodies of persons whether corporate or not;

           (d)   the words:

                  (i)   "may" shall be construed as permissive; and

                  (ii)  "shall" shall be construed as imperative;

           (e) a reference to statutory provision shall be deemed to include any amendment or re-enactment thereof; and

           (f) unless otherwise provided herein, words or expressions defined in the Law shall bear the same meaning in these Bye-laws.

      1.3 In these Bye-laws expressions referring to writing or its cognates shall, unless the contrary intention appears, include facsimile, printing, lithography, photography, electronic mail and other modes of representing words in visible form.

      1.4 Headings used in these Bye-laws are for convenience only and are not to be used or relied upon in the construction hereof.

      1.5 For the avoidance of doubt, each reference in these Bye-laws to holders of a majority in voting power (and other terms of similar import relating to voting provisions) is deemed to mean after application of the provisions of Bye-law 4.3.

                                     SHARES

2.    POWER TO ISSUE SHARES

       Subject to these Bye-laws, to the Shareholders' Agreement and to any resolution of the Members to the contrary, and without prejudice to any special rights previously conferred on the holders of any existing shares or class of shares, the Board shall have the power to issue any unissued shares of the Company on such terms and conditions as it may determine and any shares or class of shares (including the issue or grant of options, warrants and other rights, renounceable or otherwise in respect of shares) may be issued with such preferred, deferred or other special rights or such restrictions, whether in regard to dividend, voting, return of capital, or otherwise as the Board may by resolution

VALIDUS HOLDINGS, LTD.


      prescribe; provided that no share shall be issued at a discount except in accordance with the Law.

3.    REDEMPTION AND PURCHASE OF SHARES

      3.1 Subject to the Law, the Company is authorised to issue shares which are to be redeemed or are liable to be redeemed at the option of the Company or a Member.

      3.2 Each Member shall provide the Company with such information regarding such Member as the Company may reasonably request, subject to reasonable confidentiality provisions, and, subject to the Law, the Company shall, by resolution of the Board, have the right to repurchase, at fair market value as determined by the Board in its reasonable discretion, any and all Company Securities owned by a Member (other than Company Securities that have been sold pursuant to an effective registration statement under the Securities Act) (i) if the Board, in its reasonable judgment, after consultation with its legal counsel, determines that such repurchase is required in order to avoid or ameliorate adverse legal, tax or regulatory consequences or (ii) if such Member has undergone a Change of Control. Shares purchased by the Company shall be cancelled and shall cease to confer any right or privilege on the Member from whom the shares are purchased.

      3.3 The Company is hereby authorised to make payments in respect of the redemption of its shares out of capital or out of any other account or fund which can be authorised for this purpose in accordance with the Law.

      3.4 The redemption price of a redeemable share, or the method of calculation thereof, shall be fixed by the Board at or before the time of issue.

      3.5 Every share certificate representing a redeemable share shall indicate that the share is redeemable.

      3.6 In the case of shares redeemable at the option of a Member a redemption notice from a Member may not be revoked without the agreement of the Board.

      3.7 At the time or in the circumstances specified for redemption the redeemed shares shall be cancelled and shall cease to confer on the relevant Member any right or privilege, without prejudice to the right to receive the redemption price, which price shall become payable as soon as it can with due dispatch be calculated, but subject to surrender of the relevant share certificate for cancellation (and reissue in respect of any balance).

      3.8 The redemption price may be paid in any manner authorised by these Bye-laws for the payment of dividends.

      3.9 A delay in payment of the redemption price shall not affect the redemption but, in the case of a delay of more than thirty days, interest shall be paid for the period

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VALIDUS HOLDINGS, LTD.


            from the due date until actual payment at a rate which the Directors, after due enquiry, estimate to be representative of the rates being offered by major commercial banks in Bermuda for thirty-day deposits in the same currency.

      3.10 Subject as aforesaid, the Directors may determine, as they think fit, all questions that may arise concerning the manner in which the redemption of the shares shall or may be effected.

      3.11  No share may be redeemed unless it is fully paid-up.

      3.12 Subject to the Shareholders' Agreement, in addition to the power set forth in Bye-law 3.2, the Board may exercise all the powers of the Company to purchase all or any part of its own shares in accordance with the Law. Shares purchased by the Company shall be cancelled and shall cease to confer any right or privilege on the Member from whom the shares are purchased.

4.    RIGHTS ATTACHING TO SHARES

      4.1 Subject to Bye-law 2 and the Memorandum of Association, the holders of the Common Stock shall, subject to the provisions of these Bye-laws:

           (a) subject to Bye-law 4.3, be entitled to one vote per share of Voting Common Stock;

           (b) be entitled to such dividends as the Board may from time to time declare;

           (c) in the event of a liquidation, winding-up or dissolution of the Company, whether voluntary or involuntary or for the purpose of a reorganization or otherwise or upon any distribution of capital, be entitled to the surplus assets of the Company;

           (d) generally be entitled to enjoy all of the rights attaching to the Common Stock.

           (e)   [Reserved].

       4.1A The holders of Non-Voting Common Stock shall not have any voting rights, except that the holders of Non-Voting Common Stock shall be entitled to vote as a separate class on any amendment to this Bye-law 4.1A and on any amendment, repeal or modification of any provision of these Bye-laws or the Memorandum of Association that adversely affects the powers, preferences or rights of holders of Non-Voting Common Stock in a manner different than the adverse effect on the powers, preferences or special rights of holders of Common Stock. So long as GSCP V or any of its Affiliates that is a fund owns any Company Securities, all shares of Common Stock issued to or otherwise held by GSCP V or any of its Affiliates (including through the conversion of warrants or other convertible secur-

VALIDUS HOLDINGS, LTD.


            ities) shall be Non-Voting Common Stock and all shares of Common Stock Transferred to GSCP V or any of its Affiliates shall automatically convert into Non-Voting Common Stock. If Merrill owns any Company Securities on the date that the Company files a registration statement with respect to the First Public Offering, all shares of Common Stock issued to or otherwise held by Merrill or any of its Affiliates (including through the conversion of warrants or other convertible securities) shall automatically convert into Non-Voting Common Stock on such date and thereafter all shares of Common Stock Transferred or issued to or otherwise held by Merrill or any of its Affiliates (including through the conversion of warrants or other convertible securities) shall be or shall automatically convert into, as applicable, Non-Voting Common Stock; provided that the provisions of this sentence shall not apply from and after the date that Merrill no longer holds any Company Securities.

       4.1B Except as set forth in Bye-law 4.1A, the rights and preferences of the Non-Voting Common Stock and the Voting Common Stock shall be identical in all respects; provided that if any dividend or other distribution paid by the Company in respect of the Common Stock is paid in the form of capital stock of the Company, such capital stock paid as a dividend or other distribution in respect of the Non-Voting Common Stock shall be non-voting to the extent set forth in Bye-law 4.1A and shall be subject to the provisions of Bye-laws 4.1C, 4.1D, 4.1E and 4.1F, but shall be identical in all other respects to the capital stock paid as a dividend in respect of the Voting Common Stock.

       4.1C Subject to the Law and all other applicable laws, and subject to compliance with Bye-law 4.1D, each share of Non-Voting Common Stock shall be converted into one share of Voting Common Stock in connection with the transfer of such share of Non-Voting Common Stock by the holder thereof to any person (other than an Affiliate of such Holder). Under no other circumstances shall Non-Voting Common Stock convert to Voting Common Stock.

       4.1D To convert Non-Voting Common Stock into Voting Common Stock, a holder must: (i) complete and sign a conversion notice on the back of the stock certificate or deliver written notice to the Company (or, if a Conversion Agent has been designated, to such agent), which notice shall state that Bye-law 4.1C has been complied with and shall provide sufficient information regarding the number of Non-Voting Common Stock to be converted and the identity of the transferee; (ii) surrender the stock certificate to the officer or agent designated by the Company, in a written notice to such holder, as conversion agent (the "Conversion Agent"), or if no Conversion Agent is so designated, to the Company; and (iii) furnish appropriate endorsements and transfer documents if required by the Registrar for the Company's stock or the Conversion Agent. The date on which the holder of Common Stock or Non-Voting Common Stock satisfies all of the foregoing requirements (i) through (iii) is the conversion date. The person(s) in whose name(s) the certificate or certificates are registered shall be treated as a

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            stockholder or stockholders of record on and after the conversion date. If less than all the shares represented by the stock certificate are being converted, a new certificate representing the unconverted shares of Non-Voting Common Stock shall be promptly issued by the Company to the holder thereof.

       4.1E The Company shall reserve out of its authorised but unissued Voting
            Common Stock sufficient shares of Voting Common Stock to permit the conversion of outstanding shares of Non-Voting Common Stock pursuant to these Bye-laws. All shares of Voting Common Stock issued upon such conversion shall be fully paid and non-assessable.

       4.1F The Company shall reserve out of its authorised but unissued Common
            Stock sufficient shares of Voting Common Stock and Non-Voting Common Stock to permit the conversion of convertible securities of the Company into Voting Common Stock or Non-Voting Common Stock, as the case may be, in accordance with the terms hereof and thereof. All shares of Voting Common Stock or Non-Voting Common Stock issued upon such conversion shall be fully paid and non-assessable.

      4.2 The Board is authorised, without obtaining any vote or consent of the holders of any class or series of shares of the Company unless expressly provided by the terms of issue of such class or series, subject to any limitations prescribed by Law, to provide from time to time for the issuance of other classes or series of shares, and to establish the characteristics of each class or series including, without limitation, the following:

            (a) the number of shares of that class or series, which may subsequently be increased or decreased (but not below the number of shares of that class or series then outstanding) by resolution of the Board, and the distinctive designation thereof;

            (b) the voting powers, full or limited (including the right to appoint directors of the Company), if any, of the shares of that class or series;

            (c) the rights in respect of dividends on the shares of that class or series, whether dividends shall be cumulative and, if so, from which date or dates and the relative rights or priority, if any, of payment of dividends on shares of that class or series and any limitations, restrictions or conditions on the payment of dividends;

            (d) the relative amounts, and the relative rights or priority, if any, of payment in respect of shares of that class or series, which the holders of the shares of that class or series shall be entitled to receive upon any liquidation, dissolution or winding-up of the Company;


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            (e)   the terms and conditions (including the price or prices, which may vary under different conditions and at different redemption dates), if any, upon which all or any part of the shares of that class or series may be redeemed, and any limitations, restrictions or conditions on such redemption;

            (f) the terms, if any, of any purchase, retirement or sinking fund to be provided for the shares of that class or series;

            (g) the terms, if any, upon which the shares of that class or series shall be convertible into or exchangeable for shares of any other class, classes or series, or other securities, whether or not issued by the Company;

            (h) the restrictions, limitations and conditions, if any, upon issuance of indebtedness of the Company so long as any shares of that class or series are outstanding; and

            (i) any other preferences and relative, participating, optional or other rights and limitations not inconsistent with applicable law or the provisions of Bye-law 2 or 4.

      4.3   (a)   Every Member of record owning shares conferring the right
                  to vote present in person or by proxy shall have one vote, or such other number of votes as may be specified in the terms of the issue and rights and privileges attaching to such shares or in these Bye-laws, for each such share registered in such Member's name in the register; provided that if and so long as the votes conferred by the Controlled Shares of any person would otherwise represent more than 9.09% of the aggregate voting power of the Company Securities entitled to vote, the votes conferred by the Controlled Shares of such person are hereby reduced (and shall be automatically reduced in the future) by whatever amount is necessary so that after any such reduction the votes conferred by the Controlled Shares of such person shall represent 9.09% of the aggregate voting power of the Company Securities entitled to vote.

            (b) Notwithstanding the foregoing provisions of this Bye-law 4.3, after having applied such provisions as best as they consider reasonably practicable, the Board may make such final adjustments to the aggregate number of votes conferred, directly or indirectly or by attribution, by the Controlled Shares on any U.S. Person that they consider fair and reasonable in all the circumstances to ensure that such votes represent 9.09% of the aggregate voting power of the votes conferred by all the Company Securities entitled to vote generally at any election of Directors; such adjustments are intended to implement the limitation set forth in paragraph (a) of this Bye-law 4.3.

            (c) Each Member shall provide the Company with such information as the Company may reasonably request, subject to reasonable confidentiality

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                  provisions, so that the Company and the Board may make
                  determinations as to the ownership (direct or indirect or by attribution) of Controlled Shares by such Member or by any person to which Shares may be attributed as a result of the ownership of Shares by such Member.

            (d) The Board may take all other appropriate steps, and require such other documentation, subject to reasonable confidentiality provisions, to effectuate the foregoing.

            (e) For the purposes of this Bye-law, "person" shall mean any individual, firm, partnership, corporation, association, or other entity, or any "group" of persons within the meaning of
                  Section 13(d)(3) of the Exchange Act.

5.    CALLS ON SHARES

      5.1 The Board may make such calls as it thinks fit upon the Members in respect of any monies (whether in respect of nominal value or premium) unpaid on the shares allotted to or held by such Members and, if a call is not paid on or before the day appointed for payment thereof, the Member may at the discretion of the Board be liable to pay the Company interest on the amount of such call at such rate as the Board may determine, from the date when such call was payable up to the actual date of payment. Any call made under this Bye-law 5.1 must be made upon all Members owing monies to the Company in respect of issued and outstanding Company Securities and shall be made on a pro rata basis, determined with respect to each Member by the amount of monies owed to the Company in respect of issued and outstanding Company Securities held by such Member in relation to the total amount of the call.

      5.2 The Company may accept from any Member the whole or a part of the amount remaining unpaid on any shares held by him, although no part of that amount has been called up.

6.    JOINT AND SEVERAL LIABILITY TO PAY CALLS

       The joint holders of a share shall be jointly and severally liable to pay all calls in respect thereof.

7.    FORFEITURE OF SHARES

      7.1 If any Member fails to pay, on the day appointed for payment thereof, any call in respect of any share allotted to or held by such Member, the Board may, at any time thereafter during such time as the call remains unpaid, direct the Secretary to forward such Member a notice in writing in the form, or as near thereto as circumstances admit, of the following:

            Notice of Liability to Forfeiture for Non-Payment of Call
                     VALIDUS HOLDINGS, LTD. (the "Company")

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       You have failed to pay the call of [amount of call] made on the [ ] day of [ ], 200[ ], in respect of the [number] share(s) [number in figures] standing in your name in the Register of Members of the Company, on the [ ] day of [ ], 200[ ], the day appointed for payment of such call. You are hereby notified that unless you pay such call together with interest thereon at the rate of [ ] per annum computed from the said [ ] day of [ ], 200[ ] at the registered office of the Company the share(s) will be liable to be forfeited.

       Dated this [ ] day of [ ], 200[ ]


-----------------------------------------------
[Signature of Secretary] By Order of the Board

      7.2 If the requirements of such notice are not complied with, any such share may at any time thereafter before the payment of such call and the interest due in respect thereof be forfeited by a resolution of the Board to that effect, and such share shall thereupon become the property of the Company and may be disposed of as the Board shall determine. Without limiting the generality of the foregoing, the disposal may take place by sale, repurchase, redemption or any other method of disposal permitted by and consistent with these Bye-laws and the Law.

      7.3 A Member whose share or shares have been forfeited as aforesaid shall, notwithstanding such forfeiture, be liable to pay to the Company all calls owing on such share or shares at the time of the forfeiture and all interest due thereon.

      7.4 The Board may accept the surrender of any shares which it is in a position to forfeit on such terms and conditions as may be agreed. Subject to those terms and conditions, a surrendered share shall be treated as if it had been forfeited.

8.    SHARE CERTIFICATES

      8.1 Every Member shall be entitled to a certificate under the seal of the Company (or a facsimile thereof) specifying the number of shares held by such Member and whether the same are fully paid up and, if not, how much has been paid thereon. The Board may by resolution determine, either generally or in a particular case, that any or all signatures on certificates may be printed thereon or affixed by mechanical means.

      8.2 If any share certificate shall be proved to the satisfaction of the Board to have been worn out, lost, mislaid, or destroyed the Board may cause a new certificate to be issued and request an indemnity for the lost certificate if it sees fit.

      8.3   Share certificates may not be issued in bearer form.

9.    FRACTIONAL SHARES

       The Company may issue its shares in fractional denominations and deal with such fractions to the same extent as its whole shares and shares in fractional denominations shall have in proportion to the respective fractions represented thereby all of the rights of

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      whole shares including (but without limiting the generality of the foregoing) the right to vote, to receive dividends and distributions and to participate in a winding-up.

                             REGISTRATION OF SHARES

10.   REGISTER OF MEMBERS

       The Board shall cause to be kept in one or more books a Register of Members which may be kept outside Bermuda at such place as the Directors shall appoint and shall enter therein the particulars required by the Law.

11.   REGISTERED HOLDER ABSOLUTE OWNER

      11.1 The Company shall be entitled to treat the registered holder of any share as the absolute owner thereof and accordingly shall not be bound to recognise any equitable claim or other claim to, or interest in, such share on the part of any other person.

      11.2 No person shall be entitled to recognition by the Company as holding any share upon any trust and the Company shall not be bound by, or be compelled in any way to recognise (even when having notice thereof), any equitable, contingent, future or partial interest in any share or any other right in respect of any share except an absolute right to the entirety of the share in the holder. If, notwithstanding this Bye-law 11, notice of any trust is at the holder's request entered in the Register or on a share certificate in respect of a share, then, except as aforesaid:

           (a) such notice shall be deemed to be solely for the holder's convenience;

           (b) the Company shall not be required in any way to recognise any beneficiary, or the beneficiary, of the trust as having an interest in the share or shares concerned;

           (c) the Company shall not be concerned with the trust in any way, as to the identity or powers of the trustees, the validity, purposes or terms of the trust, the question of whether anything done in relation to the shares may amount to a breach of trust or otherwise; and

           (d) the holder shall keep the Company fully indemnified against any liability or expense which may be incurred or suffered as a direct or indirect consequence of the Company entering notice of the trust in the Register of Members or on a share certificate and continuing to recognise the holder as having an absolute right to the entirety of the share or shares concerned.

12.   TRANSFER OF REGISTERED COMPANY SECURITIES

      12.1 No transfers of Company Securities, other than those made in compliance with these Bye-laws, shall be registered in the Register of Members.


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      12.2  An instrument of transfer shall be in writing in such form as the
            Board may accept.

      12.3 Such instrument of transfer shall be signed by or on behalf of the transferor and transferee; provided that, in the case of a fully paid share, the Board may accept the instrument signed by or on behalf of the transferor alone. The transferor shall be deemed to remain the holder of such share until the same has been transferred to the transferee in the Register of Members.

      12.4 The Board may refuse to recognise any instrument of transfer unless it is accompanied by the certificate in respect of the shares to which it relates and by such other evidence as the Board may reasonably require to show the right of the transferor to make the transfer.

      12.5 The joint holders of any share may transfer such share to one or more of such joint holders, and the surviving holder or holders of any share previously held by them jointly with a deceased Member may transfer any such share to the executors or administrators of such deceased Member.

12A.   TAG-ALONG RIGHTS

       12A.1(a)   Subject to Bye-law 12B, if, prior to the first anniversary of the Qualified Public Offering, any Member (or Group of Members) or one or more Members acting together propose to Transfer, in a transaction otherwise permitted by these Bye-laws (whether by waiver or otherwise), a number of Company Securities equal to or exceeding 5% (in either voting power or value) of the outstanding Company Securities, in a single transaction or in a series of related transactions (a "Member Tag-Along Sale" and the Member or such Members acting together (or Group of Members) proposing such Transfer being a "Member Tag-Along Seller"):

                  (x) the Member Tag-Along Seller shall provide each other Member notice of the terms and conditions of such proposed Transfer ("Member Tag-Along Notice") and offer each other Member the opportunity to participate in such Transfer, and

                  (y) each other Member may elect, at its option, to participate in the proposed Transfer (each such electing other Member, a "Member Tagging Person");

            provided that (i) the tag-along rights contained in this Bye-law 12A.1(a) shall not apply to (x) any Transfer to a Permitted Transferee or to any Transfer pursuant to an effective registration statement under the Securities Act or pursuant to Rule 144 promulgated thereunder and (y) any Member who was not a Member immediately preceding the First Public Offering and (ii) until 180 days following the First Public Offering, no Member shall have the benefit of the tag-along rights

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            contained in this Bye-law 12A.1(a) with respect to any Company
            Securities acquired pursuant to an employment agreement or a long term incentive plan approved by the Board.

             (b) To the extent the provisions of Bye-law 12A.1(a) are not applicable and subject to Bye-law 12B, if, prior to the Qualified Public Offering, any Sponsor proposes to Transfer, in a transaction otherwise permitted by these Bye-laws (whether by waiver or otherwise), any Company Securities (a "Sponsor Tag-Along Sale" and the Sponsor proposing such Transfer being a "Sponsor Tag-Along Seller"):

                  (x) the Sponsor Tag-Along Seller shall provide each other Sponsor notice of the terms and conditions of such proposed Transfer ("Sponsor Tag-Along Notice") and offer each other Sponsor the opportunity to participate in such Transfer, and

                  (y) each other Sponsor may elect, at its option, to participate in the proposed Transfer (each such electing other Sponsor, a "Sponsor Tagging Person");

            provided that the tag-along rights contained in this Bye-law 12A.1(b) shall not apply to any Transfer to a Permitted Transferee or to any Transfer pursuant to an effective registration statement under the Securities Act or pursuant to Rule 144 promulgated thereunder. As used in these Bye-laws, (i) the term "Tag-Along Sale" is a reference to a Member Tag-Along Sale or a Sponsor Tag-Along Sale, as applicable, (ii) the term "Tag-Along Seller" is a reference to a Member Tag-Along Seller or a Sponsor Tag-Along Seller, as applicable, (iii) the term "Tag-Along Notice" is a reference to a Member Tag-Along Notice or a Sponsor Tag-Along Notice, as applicable, and (iv) the term "Tagging Person" is a reference to a Member Tagging Person or a Sponsor Tagging Person, as applicable.

    12A.2 The Tag-Along Notice shall identify the number of Company Securities proposed to be Transferred in such Tag-Along Sale (with warrants, options and other Common Stock equivalents counted on a Fully-Diluted basis) including the number of Company Securities proposed to be sold by the Tag-Along Seller, the consideration for which the Transfer is proposed to be made and all other material terms and conditions of the Tag-Along Offer, including the form of the proposed agreement, if any, and a firm offer by the proposed transferee to purchase Company Securities, from the transferors in accordance with this Bye-law 12A (including a specification of the maximum number of Company Securities the proposed transferee is willing to purchase) (the "Tag-Along Offer").

    12A.3 From the date of its receipt of the Tag-Along Notice, each Tagging Person shall have the right (a "Tag-Along Right"), exercisable by written notice ("Tag-Along Response Notice") given to the Tag-Along Seller and the Company within ten (10) calendar days after its receipt of the Tag-Along Notice (the "Tag-Along No-

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VALIDUS HOLDINGS, LTD.


            tice Period"), to request that the Tag-Along Seller include in the proposed Transfer the number of Company Securities held by such Tagging Person as is specified in the Tag-Along Response Notice; provided that, if the aggregate number of Company Securities proposed to be sold by the Tag-Along Seller and all Tagging Persons in any such transaction exceeds the number of Company Securities that can be sold on the terms and conditions set forth in the Tag-Along Offer, then each Tag-Along Seller and each Tagging Person shall be entitled to include in the Tag-Along Sale only up to the lesser of (i) its Tag-Along Portion of Company Securities and (ii) the number of Company Securities specified in the Tag-Along Offer (in the case of the Tag-Along Seller) or in its Tag-Along Response Notice (in the case of a Tagging Person) (such lesser amount being the "Maximum Allocation"); provided, further, that, if any Company Securities remain unallocated after applying the cut-back requirement of the immediately preceding proviso, then such unallocated Company Securities shall be allocated pro rata based on ownership of each participant that shall have elected to sell more than its Tag-Along Portion, but in no event shall any such participant be required to sell more than its Maximum Allocation.

    12A.4 Each Tag-Along Response Notice shall include wire transfer instructions for payment of the purchase price for the Company Securities to be sold in such Tag-Along Sale. Each Tagging Person that exercises its Tag-Along Rights hereunder shall deliver to the Company (or its designated agent), no later than five (5) calendar days prior to the proposed closing date for the Tag-Along Sale, the certificate or certificates representing the Company Securities of such Tagging Person to be included in the Tag-Along Sale, together with a limited power-of-attorney authorising the Tag-Along Seller to enter into any purchase agreement and other agreements required by the buyer of such Company Securities and to Transfer such Company Securities on the terms set forth in the Tag-Along Notice and such agreements. Delivery of the Tag-Along Response Notice shall constitute an irrevocable acceptance of the Tag-Along Offer by such Tagging Persons; provided, however, in the event that there is a material change of the Tag-Along Offer, the Tag-Along Seller shall give written notice of such change to each Tagging Person, and each Tagging Person shall have the right to revoke its election to participate in the Tag-Along Sale by providing written notice to the Company within five (5) calendar days of receiving the notice of the change in terms. To the extent the Company Securities sold or transferred pursuant to this Bye-law 12A.4 consist of options, warrants or other rights to acquire Common Stock, the price to be paid for such options, warrants or other rights to acquire Common Stock shall be the as-converted or as-exercised price less the exercise price of such options, warrants or other rights to acquire Common Stock.

    12A.5 If at the termination of the Tag-Along Notice Period, a Member shall not have elected to participate in the Tag-Along Sale, such Member shall be deemed to have waived its rights under this Bye-law 12A with respect to the Transfer of its Company Securities pursuant to such Tag-Along Sale; provided that in the event

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            that there is a material change to the terms of the Tag-Along Offer, the Tag-Along Seller shall give written notice of such change to each such Member and each such Member shall have the right to participate in the Tag-Along Sale by providing written notice to the Tag-Along Seller within seven (7) calendar days after its receipt of the notice of change of terms.

    12A.6 The Tag-Along Seller shall Transfer, on behalf of itself and any Tagging Person, the Company Securities subject to the Tag-Along Offer and elected to be Transferred at the price set forth in, and on the terms and conditions not materially inconsistent with those set forth in the Tag-Along Notice within 120 days after the last day of the Tag-Along Notice Period (but not earlier than the end of the periods referred to in Bye-laws 12A.4 and 12A.5, as applicable) (which 120-day period shall be extended if any of the transactions contemplated by the Tag-Along Offer are subject to regulatory approval until the expiration of five (5) Business Days after all such approvals have been received, but in no event later than 180 days after the last day of the Tag-Along Notice Period).

    12A.7 Concurrently with the consummation of the Tag-Along Sale, (i) the Tag-Along Seller shall notify the Tagging Persons thereof (including identifying the manner of delivery for any non-cash consideration), (ii) the total consideration due to each Tagging Person shall be remitted to such person, with the cash portion of the purchase price paid by wire transfer of immediately available funds in accordance with the wire transfer instructions in the applicable Tag-Along Response Notices and (iii) promptly after the consummation of such Tag-Along Sale, the Tag-Along Seller shall furnish such other evidence of the completion and the date of completion of such transfer and the terms thereof as may be reasonably requested by the Company for the benefit of the Tagging Persons.

    12A.8 If, at the end of the 120-day period immediately following the last day of the Tag-Along Notice Period (or such longer period as extended under Bye-law 12A.6), the Tag-Along Seller has not completed the Transfer of all such Company Securities at the price and on substantially the same terms and conditions set forth in the Tag-Along Notice, (i) the Company (or its designated agent) shall return to each Tagging Person, to the extent previously provided, the limited power-of-attorney (and all copies thereof) together with all certificates representing the Company Securities that such Tagging Person delivered for Transfer pursuant to this Bye-law 12A and any other documents executed by the Tagging Persons in connection with the proposed Tag-Along Sale and (ii) the Tag-Along Seller shall not conduct any Transfer of Company Securities without again complying with this Bye-law 12A.

    12A.9 Notwithstanding anything contained in this Bye-law 12A, there shall be no liability on the part of the Tag-Along Seller to the Tagging Persons if the Transfer of Company Securities pursuant to this Bye-law 12A is not consummated for any reason. Whether to effect a Transfer of Company Securities pursuant to this Bye-

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            law 12A by the Tag-Along Seller, or to terminate any such
            transaction prior to consummation, is in the sole and absolute discretion of the Tag-Along Seller.

    12A.10 For purposes of this Bye-law 12A, (i) any increase to the price payable in connection with any Tag-Along Offer shall be deemed to be a material change only if such increase is more than 2% and (ii) any decrease to the price payable in connection with any Tag-Along Offer shall be deemed to be a material change.

12B.   ADDITIONAL CONDITIONS TO TAG-ALONG SALES

       Notwithstanding anything contained in Bye-laws 12A to the contrary, the rights and obligations of Members to participate in a Tag-Along Sale are subject to the following additional conditions:

   12B.1 Upon the consummation of such sale, except for the reduction in purchase price to reflect the exercise price of any options, warrants and other rights being sold, all of the Members participating therein will receive the same form and amount of consideration per share, or, if any Members are given an option as to the form and amount of consideration to be received, all Members participating therein will be given the same option.

   12B.2 No person shall be obligated to pay any expenses incurred in connection with any unconsummated sale and each participating Member shall be obligated to pay only its pro rata share (based on the number of Company Securities Transferred) of expenses incurred in connection with a consummated sale to the extent such expenses are incurred for the benefit of all Members and are not otherwise paid by the Company or another person.

   12B.3 Each Tagging Person shall (i) make such representations and warranties and covenants and enter into such definitive agreements as are customary for transactions of the nature of the proposed Transfer and as are consistent with, or no less favorable to the seller than, those applicable to the applicable seller, (ii) be subject to all of the same provisions of the definitive agreements as the applicable seller and (iii) be required to bear their proportionate share of any escrows, holdbacks or adjustments in purchase price.

13.   TRANSMISSION OF REGISTERED SHARES

      13.1 In the case of the death of a Member, the survivor or survivors where the deceased Member was a joint holder, and the legal personal representatives of the deceased Member where the deceased Member was a sole holder, shall be the only persons recognised by the Company as having any title to the deceased Member's interest in the shares. Nothing herein contained shall release the estate of a deceased joint holder from any liability in respect of any share which had been jointly held by such deceased Member with other persons.

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      13.2  Any person becoming entitled to a share in consequence of the death or bankruptcy of any Member may be registered as a Member upon such evidence as the Board may deem sufficient.

      13.3 On the presentation of the foregoing to the Board, accompanied by such evidence as the Board may require to prove the title of the transferor, the transferee shall be registered as a Member. Notwithstanding the foregoing, the Board shall, in any case, have the same right to decline or suspend registration as it would have had in the case of a transfer of the share by that Member before such Member's death or bankruptcy, as the case may be.

      13.4 Where two or more persons are registered as joint holders of a share or shares, then in the event of the death of any joint holder or holders the remaining joint holder or holders shall be absolutely entitled to the said share or shares and the Company shall recognise no claim in respect of the estate of any joint holder except in the case of the last survivor of such joint holders.

                           ALTERATION OF SHARE CAPITAL

14.   POWER TO ALTER CAPITAL

      14.1 The Company may if authorised by resolution of the Members increase, divide, consolidate, subdivide, change the currency denomination of, diminish or otherwise alter or reduce its share capital in any manner permitted by the Law.

      14.2 Where, on any alteration or reduction of share capital, fractions of shares or some other difficulty would arise, the Board may deal with or resolve the same in such manner as it thinks fit.

15.   VARIATION OF RIGHTS ATTACHING TO SHARES

       If, at any time, the share capital is divided into different classes of shares, the rights attached to any class (unless otherwise provided by the terms of issue of the shares of that class) may, whether or not the Company is being wound up, be varied with the consent in writing of all the holders issued shares of that class or with the sanction of a resolution passed by a majority of the votes cast at a separate general meeting of the holders of the shares of that class. The rights conferred upon the holders of the shares of any class issued with preferred or other rights shall not, unless otherwise expressly provided by the terms of issue of the shares of that class or series, be deemed to be varied by the creation or issue of further shares ranking pari passu therewith.




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                          DIVIDENDS AND CAPITALISATION

16.   DIVIDENDS

      16.1 The Board may, subject to these Bye-laws and in accordance with the Law, declare a dividend to be paid to the Members, in proportion to the number of shares held by them, and such dividend may be paid in cash or wholly or partly in specie in which case the Board may fix the value for distribution in specie of any assets. No unpaid dividend shall bear interest as against the Company.

      16.2 The Board may fix any date as the record date for determining the Members entitled to receive any dividend.

      16.3 The Company may pay dividends in proportion to the amount paid up on each share where a larger amount is paid up on some shares than on others.

      16.4 The Board may declare and make such other distributions (in cash or in specie) to the Members as may be lawfully made out of the assets of the Company. No unpaid distribution shall bear interest as against the Company.

17.   POWER TO SET ASIDE PROFITS

       The Board may, before declaring a dividend, set aside out of the surplus or profits of the Company, such sum as it thinks proper as a reserve to be used to meet contingencies or for equalising dividends or for any other purpose.

18.   METHOD OF PAYMENT

      18.1 Any dividend, interest or other monies payable in cash in respect of the shares may be paid by cheque or draft sent through the post directed to the Member at such Member's address in the Register of Members, or to such person and to such address as the holder may in writing direct.

      18.2 In the case of joint holders of shares, any dividend, interest or other monies payable in cash in respect of shares may be paid by cheque or draft sent through the post directed to the address of the holder first named in the Register of Members, or to such person and to such address as the joint holders may in writing direct. If two or more persons are registered as joint holders of any shares any one can give an effectual receipt for any dividend paid in respect of such shares.

      18.3 The Board may deduct from the dividends or distributions payable to any Member all monies due from such Member to the Company on account of calls or otherwise.


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19.   CAPITALISATION

      19.1 The Board may resolve to capitalise any sum for the time being standing to the credit of any of the Company's share premium or other reserve accounts or to the credit of the profit and loss account or otherwise available for distribution by applying such sum in paying up unissued shares to be allotted as fully paid bonus shares pro rata to the Members.

      19.2 The Board may resolve to capitalise any sum for the time being standing to the credit of a reserve account or sums otherwise available for dividend or distribution by applying such amounts in paying up in full partly paid or nil paid shares of those Members who would have been entitled to such sums if they were distributed by way of dividend or distribution.

                               MEETINGS OF MEMBERS

20.   ANNUAL GENERAL MEETINGS

       The Company shall in each year hold a general meeting as its annual general meeting. The annual general meeting of the Company may be held at such time and place as the Chairman or the Board shall appoint.

21.   SPECIAL GENERAL MEETINGS

      21.1 General meetings other than annual general meetings shall be called special general meetings.

      21.2 The Chairman or any two Directors who are Directors at the time these Amended and Restated Bye-laws first become effective, or a majority of the Board may convene a special general meeting of the Company whenever in their judgment such a meeting is necessary.

      21.3 Class or series meetings and class or series votes may be called at the direction of the Board.

22.   NOTICE

      22.1 At least five Business Days' notice of an annual general meeting shall be given to each Member entitled to attend and vote thereat, stating the date, place and time at which the meeting is to be held and the other business to be conducted at the meeting.

      22.2 At least five Business Days' notice of a special general meeting shall be given to each Member entitled to attend and vote thereat, stating the date, place and time at which the meeting is to be held and the general nature of the business to be considered at the meeting.


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      22.3  The Board may fix any date as the record date for determining the
            Members entitled to receive notice of and to vote at any general meeting of the Company but, unless so fixed, as regards the entitlement to receive notice of a meeting or notice of any other matter, the record date shall be the date of dispatch of the notice and, as regards the entitlement to vote at a meeting, and any adjournment thereof, the record date shall be the date of the original meeting.

      22.4 A general meeting of the Company shall, notwithstanding that it is called on shorter notice than that specified in these Bye-laws, be deemed to have been properly called if it is so agreed by (i) all the Members entitled to attend and vote thereat in the case of an annual general meeting; and (ii) a majority in number of the Members having the right to attend and vote at the meeting, being a majority together holding not less than 95% in nominal value of the shares giving a right to attend and vote thereat in the case of a special general meeting.

      22.5 The accidental omission to give notice of a general meeting to, or the non-receipt of a notice of a general meeting by, any person entitled to receive notice shall not invalidate the proceedings at that meeting.

23.   GIVING NOTICE

      23.1 A notice may be given by the Company to any Member either by delivering it to such Member in person or by sending it to such Member's address in the Register of Members or to such other address given for the purpose. For the purposes of this Bye-law, a notice may be sent by letter mail, courier service, cable, telex, telecopier, facsimile, electronic mail or other mode of representing words in a legible form.

      23.2 Any notice required to be given to a Member shall, with respect to any shares held jointly by two or more persons, be given to whichever of such persons is named first in the Register of Members and notice so given shall be sufficient notice to all the holders of such shares.

      23.3 Any notice shall be deemed to have been served at the time when the same would be delivered in the ordinary course of transmission (which shall be deemed to be two calendar days from deposit in the case of mail) and, in proving such service, it shall be sufficient to prove that the notice was properly addressed and prepaid, if posted, and the time when it was posted, delivered to the courier or to the cable company or transmitted by telex, facsimile, electronic mail, or such other method, as the case may be.

24.   POSTPONEMENT OF GENERAL MEETING

       The Board may postpone any general meeting called in accordance with the provisions of these Bye-laws provided that notice of postponement is given to each Member before the time for such meeting. Fresh notice of the date, time and place for the postponed


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      meeting shall be given to each Member in accordance with the provisions of these Bye-laws.

25.   PARTICIPATING IN MEETINGS BY TELEPHONE

       Members may participate in any general meeting by means of such telephone, electronic or other communication facilities as permit all persons participating in the meeting to communicate with each other simultaneously and instantaneously, and participation in such a meeting shall constitute presence in person at such meeting.

26.   QUORUM AT GENERAL MEETINGS

      26.1 At any general meeting of the Company two or more persons present in person and representing in person or by proxy in excess of 50% of the total issued voting shares in the Company throughout the meeting shall form a quorum for the transaction of business; provided that if the Company shall at any time have only one Member, one Member present in person or by proxy shall form a quorum for the transaction of business at any general meeting of the Company held during such time.

      26.2 If within half an hour from the time appointed for the meeting a quorum is not present, the meeting shall stand adjourned to the same day one week later, at the same time and place or to such other day, time or place as the Board may determine.

27.   CHAIRMAN TO PRESIDE

       Unless otherwise agreed by a majority of those attending and entitled to vote thereat, the Chairman, if there be one, shall act as chairman at all meetings of the Members at which such person is present. In his absence a chairman shall be appointed or elected by those present at the meeting and entitled to vote.

28.   VOTING ON RESOLUTIONS

      28.1 Subject to the provisions of the Law and these Bye-laws, any question proposed for the consideration of the Members at any general meeting shall be decided by the affirmative votes of a majority of the votes cast in accordance with the provisions of these Bye-laws and in the case of an equality of votes the resolution shall fail.

      28.2 No Member shall be entitled to vote at a general meeting unless such Member has paid all the calls on all shares held by such Member.

      28.3 At any general meeting every Member present in person and every person holding a valid proxy at such meeting shall be entitled to one vote per share, subject to Bye-laws 4.1(a) and 4.3, on each resolution put to the vote of the meeting.


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      28.4  At any general meeting if an amendment shall be proposed to any resolution under consideration and the chairman of the meeting shall rule on whether the proposed amendment is out of order, the proceedings on the substantive resolution shall not be invalidated by any error in such ruling.

      28.5 At any general meeting a declaration by the chairman of the meeting that a question proposed for consideration has been carried, or carried unanimously, or by a particular majority, or lost, and an entry to that effect in a book containing the minutes of the proceedings of the Company shall, subject to the provisions of these Bye-laws, be conclusive evidence of that fact.

29.   INSTRUMENT OF PROXY

      29.1 An instrument appointing a proxy shall be in writing or transmitted by electronic mail in such form as the chairman of the meeting shall accept.

      29.2 The instrument of proxy shall be signed or, in the case of a transmission by electronic mail, electronically signed in a manner acceptable to the chairman of the meeting, by the appointor or by the appointor's attorney duly authorised in writing, or if the appointor is a corporation, either under its seal or signed or, in the case of a transmission by electronic mail, electronically signed in a manner acceptable to the chairman, by a duly authorised officer or attorney.

      29.3 A member who is the holder of two or more shares may appoint more than one proxy to represent him and vote on his behalf.

      29.4 The decision of the chairman of any general meeting as to the validity of any appointment of a proxy shall be final.

30.   REPRESENTATION OF CORPORATE MEMBER

      30.1 A corporation which is a Member may, by written instrument, authorise such person or persons as it thinks fit to act as its representative at any meeting of the Members and any person so authorised shall be entitled to exercise the same powers on behalf of the corporation which such person represents as that corporation could exercise if it were an individual Member, and that Member shall be deemed to be present in person at any such meeting attended by its authorised representative or representatives.

      30.2 Notwithstanding the foregoing, the chairman of the meeting may accept such assurances as he thinks fit as to the right of any person to attend and vote at general meetings on behalf of a corporation which is a Member.


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31.   ADJOURNMENT OF GENERAL MEETING

       The chairman of a general meeting may, with the consent of a majority in voting power of the Members at any general meeting at which a quorum is present, and shall if so directed, adjourn the meeting. Unless the meeting is adjourned to a specific date, place and time announced at the meeting being adjourned, fresh notice of the date, place and time for the resumption of the adjourned meeting shall be given to each Member entitled to attend and vote thereat in accordance with the provisions of these Bye-laws.

32.   WRITTEN RESOLUTIONS

      32.1 Subject to the following, anything which may be done by resolution of the Company in general meeting or by resolution of a meeting of any class of the Members may, without a meeting and without any previous notice being required, be done by resolution in writing signed by, or in the case of a Member that is a corporation whether or not a company within the meaning of the Law, on behalf of, all the Members who at the date of the resolution would be entitled to attend the meeting and vote on the resolution.

      32.2 A resolution in writing may be signed by, or in the case of a Member that is a corporation whether or not a company within the meaning of the Law, on behalf of, all the Members, or all the Members of the relevant class thereof, in as many counterparts as may be necessary.

      32.3 A resolution in writing made in accordance with this Bye-law is as valid as if it had been passed by the Company in general meeting or by a meeting of the relevant class of Members, as the case may be, and any reference in any Bye-law to a meeting at which a resolution is passed or to Members voting in favour of a resolution shall be construed accordingly.

      32.4 A resolution in writing made in accordance with this Bye-law shall constitute minutes for the purposes of the Law.

      32.5  This Bye-law shall not apply to:

           (a) a resolution passed to remove an Auditor from office before the expiration of his term of office; or

           (b) a resolution passed for the purpose of removing a Director before the expiration of his term of office.

      32.6 For the purposes of this Bye-law, the date of the resolution is the date when the resolution is signed by, or in the case of a Member that is a corporation whether or not a company within the meaning of the Law, on behalf of, the last Member to sign and any reference in any Bye-law to the date of passing of a resolution is, in


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            relation to a resolution made in accordance with this Bye-law, a reference to such date.

33.   DIRECTORS ATTENDANCE AT GENERAL MEETINGS

       The Directors of the Company shall be entitled to receive notice of, attend and be heard at any general meeting.

                             DIRECTORS AND OFFICERS

34.   ELECTION OF DIRECTORS

      34.1 The Board shall be elected or appointed in the first place at the statutory meeting of the Company and thereafter, except in the case of a casual vacancy and except as otherwise provided in Bye-law 36, at the annual general meeting or at any special general meeting called for that purpose.

      34.2 The Directors may from time to time appoint any person to be a Director to fill a vacancy. A Director so elected or appointed shall hold office until such Director's office is otherwise vacated and shall serve within the same class of Directors as the predecessor.

      34.3 At any election of Directors, nominees shall be elected by a plurality of the votes cast.

35.   NUMBER OF DIRECTORS

       The Board shall consist of not less than nine and not more than twelve Directors (as determined by resolution of the Board), with the number of Directors to be determined from time to time by resolution adopted by the affirmative vote of at least a two-thirds majority of the Board then in office; provided, however, that, if no such resolution shall be in effect, the Board shall consist of eleven Directors. Any increase in the size of the Board pursuant to this Bye-law 35 may be filled in accordance with Bye-law 34.2 hereof.

36.   TERM OF OFFICE OF DIRECTORS

       At the time when these Bye-laws come into effect, the Directors shall be divided into three classes designated Class I, Class II and Class III. Each class shall consist, as nearly as may be possible, of one-third of the total number of Directors constituting the entire Board. The Directors in each class shall serve as follows: (i) the Class I Directors shall initially serve a one year term of office (expiring at the annual general meeting of Shareholders for 2008), (ii) the Class II Directors shall initially serve a two year term of office (expiring at the annual general meeting of Shareholders in 2009), (iii) the Class III Directors shall initially serve a three year term of office (expiring at the annual general meeting of Shareholders in 2010) and (iv) in each case the successors to each class of Directors who retire at an annual general meeting shall retire at the next or subsequent an-


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      nual general meeting following the third anniversary of such retirement.
      If the number of Directors is changed, any increase or decrease shall be apportioned among the classes so as to maintain the number of Directors in each class as nearly equal as possible, and any additional Director of any class elected to fill a vacancy resulting from an increase in such class shall hold office for a term that shall coincide with the remaining term of that class, but in no case will a decrease in the number of Directors shorten the term of any incumbent Director. A Director shall hold office until the annual general meeting of Shareholders for the year in which his term expires, subject to his office being vacated pursuant to Bye-law 34, 37 or 38. Notwithstanding the foregoing, each Director shall hold office until such Director's successor shall have been duly elected or until such Director is removed from office pursuant to Bye-law 37 or 38 or such Director's office is otherwise vacated.

37.   REMOVAL OF DIRECTORS

      37.1 The Shareholders may, at any annual general or special general meeting convened and held in accordance with these Bye-laws, remove a Director before the stated expiry of his term only for Cause by the affirmative vote of at least sixty-six and two-thirds percent (66 2/3%) of the votes cast in accordance with the provisions of these Bye-laws; provided that the notice of any such meeting convened for the purpose of removing a Director shall contain a statement of the intention so to do and be served upon such Director not less than 14 days before the meeting and at such meeting such Director shall be entitled to be heard on the motion for such Director's removal without prejudice to Bye-law 32.

      37.2 A vacancy on the Board created by the removal of a Director under the provisions Bye-law 37.1 may be filled by the Shareholders by the affirmative vote of Shareholders holding at least a majority of the total combined voting power of all of the issued and outstanding shares of the Company at the meeting at which such Director is removed and, in the absence of such election or appointment, the Board may fill the vacancy. A Director so elected or appointed shall hold office until such Director's office is otherwise vacated and shall serve within the same class of Directors as the predecessor.

      37.3 The Board may, at any meeting of the Board convened and held in accordance with these Bye-laws, remove a Director before the stated expiry of his term only for Cause by a resolution of the Board carried by the affirmative vote of at least a two-thirds majority of the Board then in office.

38.   VACANCY IN THE OFFICE OF DIRECTOR

       The office of Director shall be vacated if the Director:

      (a) is removed from office pursuant to these Bye-laws or is prohibited from being a Director by law;




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      (b)   is or becomes bankrupt, or makes any arrangement or composition with his creditors generally;

      (c) is or becomes of unsound mind or an order for his detention is made under the applicable laws of Bermuda or any analogous law of a jurisdiction outside Bermuda, or dies; or

      (d)   resigns his office by notice in writing to the Company.

39.   REMUNERATION OF DIRECTORS

       The remuneration (if any) of the Directors shall, subject to any direction that may be given by the Company in general meeting, be determined by the Directors as they may from time to time determine and shall be deemed to accrue from day to day. The Directors may also be paid all travel, hotel and other expenses properly incurred by them in attending and returning from the meetings of the Board, any committee appointed by the Board, general meetings of the Company, or in connection with the business of the Company or their duties as Directors generally.

40.   DEFECT IN APPOINTMENT OF DIRECTOR

       All acts done in good faith by the Board or by a committee of the Board or by any person acting as a Director shall, notwithstanding that it be afterwards discovered that there was some defect in the appointment of any Director or person acting as aforesaid, or that they or any of them were disqualified, be as valid as if every such person had been duly appointed and was qualified to be a Director.

41.   DIRECTORS TO MANAGE BUSINESS

       The business of the Company shall be managed and conducted by the Board. In managing the business of the Company, the Board may exercise all such powers of the Company as are not, by the Law or by these Bye-laws, required to be exercised by the Company in general meeting subject, nevertheless, to these Bye-laws, the provisions of the Law and to such directions as may be prescribed by the Company in general meeting.

42.   POWERS OF THE BOARD OF DIRECTORS

      Without limiting the generality of Bye-law 41, subject to the limitations set forth therein, the Board may:

           (a) appoint, suspend or remove any manager, secretary, clerk, agent or employee of the Company and may fix their remuneration and determine their duties;

           (b) exercise all the powers of the Company to borrow money and to mortgage or charge its undertaking, property and uncalled capital, or any part thereof, and may issue debentures, debenture stock and other securities whether out-


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                 right or as security for any debt, liability or obligation of the Company or any third party;

           (c) appoint one or more Directors to the office of managing director or chief executive officer of the Company, who shall, subject to the control of the Board, supervise and administer all of the general business and affairs of the Company;

           (d) appoint a person to act as manager of the Company's day-to-day business and may entrust to and confer upon such manager such powers and duties as it deems appropriate for the transaction or conduct of such business;

           (e) by power of attorney, appoint any company, firm, person or body of persons, whether nominated directly or indirectly by the Board, to be an attorney of the Company for such purposes and with such powers, authorities and discretions (not exceeding those vested in or exercisable by the Board) and for such period and subject to such conditions as it may think fit and any such power of attorney may contain such provisions for the protection and convenience of persons dealing with any such attorney as the Board may think fit and may also authorise any such attorney to sub-delegate all or any of the powers, authorities and discretions so vested in the attorney. Such attorney may, if so authorised under the seal of the Company, execute any deed or instrument under such attorney's personal seal with the same effect as the affixation of the seal of the Company;

           (f) procure that the Company pays all expenses incurred in promoting and incorporating the Company;

           (g) delegate any of its powers (including the power to sub-delegate) to a committee of one or more Directors appointed by the Board and every such committee shall conform to such directions as the Board shall impose on them. Subject to any directions or regulations made by the Board for this purpose, the meetings and proceedings of any such committee shall be governed by the provisions of these Bye-laws regulating the meetings and proceedings of the Board, including provisions for written resolutions;

           (h) present any petition and make any application in connection with the liquidation or reorganisation of the Company;

           (i) in connection with the issue of any share, pay such commission and brokerage as may be permitted by law; and

           (j) authorise any company, firm, person or body of persons to act on behalf of the Company for any specific purpose and in connection therewith to execute any agreement, document or instrument on behalf of the Company.


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43.   REGISTER OF DIRECTORS AND OFFICERS

       The Board shall cause to be kept in one or more books at the registered office of the Company a Register of Directors and Officers and shall enter therein the particulars required by the Law.

44.   OFFICERS

       The Officers shall consist of Chief Executive Officer, President, Chief Financial Officer, Secretary and such additional Officers as the Board may determine all of whom shall be deemed to be Officers for the purposes of these Bye-laws.

45.   APPOINTMENT OF OFFICERS

       The Chief Executive Officer, President, Chief Financial Officer, Secretary (and additional Officers, if any) shall be appointed by the Board from time to time.

46.   DUTIES OF OFFICERS

       The Officers shall have such powers and perform such duties in the management, business and affairs of the Company as may be delegated to them by the Board from time to time.

47.   REMUNERATION OF OFFICERS

       The Officers shall receive such remuneration as the Board may determine.

48.   CONFLICTS OF INTEREST

      48.1 Any Director, or any Director's firm, partner or any company with whom any Director is associated, may act in any capacity for, be employed by or render services to the Company and such Director or such Director's firm, partner or company shall be entitled to remuneration as if such Director were not a Director. Nothing herein contained shall authorise a Director or Director's firm, partner or company to act as Auditor to the Company.

      48.2 A Director who is directly or indirectly interested in a contract or proposed contract or arrangement with the Company or any of its subsidiaries shall declare the nature of such interest to the Board, whether or not such declaration is required by law.

      48.3 Following a declaration being made pursuant to this Bye-law 48.3, and unless disqualified by the chairman of the relevant Board meeting, a Director may vote in respect of any contract or proposed contract or arrangement in which such Director is interested and may be counted in the quorum for such meeting.


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49.   INDEMNIFICATION AND EXCULPATION OF DIRECTORS AND OFFICERS

      (a) The Company shall, in the case of Directors and Officers, and may (in the discretion of the Board) in the case of employees and agents, indemnify, in accordance with and to the full extent now or hereafter permitted by law, any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding whether civil, criminal, administrative or investigative (including, without limitation, an action by or in the right of the Company), by reason of his acting in such capacity or his acting in any other capacity for, or on behalf of, the Company, against any liability or expense actually and reasonably incurred by such person in respect thereof. The Company shall, in the case of Directors and Officers, and may, in other cases, advance the expenses of defending any such act, suit or proceeding in accordance with and to the full extent now or hereafter permitted by law;

      (b) The Board may authorise the Company to purchase and maintain insurance on behalf of any person who is or was a Director, Officer, employee or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another company, partnership, joint venture, trust or other enterprise, or in a fiduciary or other capacity with respect to any employee benefit plan maintained by the Company, against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Company would have the power to indemnify him against such liability under the provisions of this Bye-law 49;

      (c) Directors and Officers of the Company shall have no personal liability to the Company or its Members for any action or failure to act to the fullest extent for which they are indemnified hereunder; and

      (d) The indemnification, expense reimbursement and other provisions provided by this Bye-law 49 shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any by-law, agreement, vote of Members or Directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a Director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

      49A.  WAIVER OF CLAIM BY MEMBERS

            Each Member agrees (to the fullest extent it may lawfully do so) to waive any claim or right of action such Member might have, whether individually or by or in the right of the Company, against any Director or Officer on account of any action taken by such Director or Officer, or the failure of such Director or Officer to take any action in the performance of his duties with or for the Company; provided that such waiver shall not extend to any matter in respect of any fraud or dishonesty which may attach to such Director or Officer.


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      49B.  DIRECTORS OF CERTAIN SUBSIDIARIES

            With respect to any direct or indirect wholly-owned subsidiary of the Company that is not a U.S. corporation or that is not treated as a pass-through or disregarded entity for U.S. federal income tax purposes (together, the "Designated Companies"), unless otherwise designated by the Board (i) the board of directors of each such Designated Company shall consist, from and after the time such entity becomes a wholly-owned subsidiary, of the persons who have been elected by the Members by resolution in general meeting or by written resolution as Designated Company Directors and (ii) the Members by resolution in general meeting or by written resolution may designate the persons to be removed as directors of such Designated Company (the "Removed Company Directors").

            Notwithstanding the general authority set out in Bye-law 41, the Board shall vote all shares owned by the Company in each Designated Company (i) to elect the Designated Company Directors as the directors of such Designated Company and to remove the Removed Company Directors as directors of such Designated Company, and (ii) to ensure that the constitutional documents of such Designated Company require such Designated Company Directors to be elected and such Removed Company Directors to be removed as provided in this Bye-law 49B. The Board and the Company shall ensure that the constitutional documents of each such Designated Company shall effectuate or implement this Bye-law 49B. The Company shall also enter into agreements with each such Designated Company to effectuate or implement this Bye-law 49B and take such other actions as are necessary to effectuate or implement this Bye-law 49B.

                       MEETINGS OF THE BOARD OF DIRECTORS

50.   BOARD MEETINGS

      The Board may meet for the transaction of business, adjourn and otherwise regulate its meetings as it sees fit. A resolution put to the vote at a meeting of the Board shall be carried by the affirmative votes of a majority of the votes cast and in the case of an equality of votes the resolution shall fail.

51.   NOTICE OF BOARD MEETINGS

       Notice of a meeting of the Board shall be deemed to be duly given to a Director if it is given to such Director verbally (in person or by telephone) or otherwise communicated or sent to such Director by post, cable, telex, telecopier, facsimile, electronic mail or other mode of representing words in a legible form at such Director's last known address or any other address given by such Director to the Company for this purpose.


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52.   PARTICIPATION IN MEETINGS BY TELEPHONE

       Directors may participate in any meeting of the Board by means of such telephone, electronic or other communication facilities as permit all persons participating in the meeting to communicate with each other simultaneously and instantaneously, and participation in such a meeting shall constitute presence in person at such meeting.

53.   QUORUM AT BOARD MEETINGS

       The quorum necessary for the transaction of business at a meeting of the Board shall be a majority of Directors then in office, either present in person or represented by a duly authorised representative appointed in accordance with the Law.

54.   BOARD TO CONTINUE IN THE EVENT OF VACANCY

       The Board may act notwithstanding any vacancy in its number but, if and so long as its number is reduced below the number fixed by these Bye-laws as the quorum necessary for the transaction of business at meetings of the Board, the continuing Directors or Director may act for the purpose of (i) summoning a general meeting of the Company; or (ii) preserving the assets of the Company.

55.   CHAIRMAN TO PRESIDE

       The Chairman, if there be one, shall act as chairman at all meetings of the Board at which such person is present. In his absence a chairman shall be appointed or elected by the Directors present at the meeting.

56.   WRITTEN RESOLUTIONS

       A resolution signed by all the Directors, which may be in counterparts, shall be as valid as if it had been passed at a meeting of the Board duly called and constituted, such resolution to be effective on the date on which the last Director signs the resolution.

       57A. DISSENT OF DIRECTORS

       A Director of the Company who is present at a meeting of the Board at which action on any Company matter is taken shall be presumed to have assented to the action taken unless his dissent shall be entered in the Minutes of the meeting or unless he shall file his written dissent from such action with the person acting as the secretary of the meeting before the termination thereof or shall forward such dissent by registered mail to the Secretary of the Company immediately after the termination of the meeting. Such right to dissent shall not apply to a Director who voted in favour of such action.


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57.   VALIDITY OF PRIOR ACTS OF THE BOARD

       No regulation or alteration to these Bye-laws made by the Company in general meeting shall invalidate any prior act of the Board which would have been valid if that regulation or alteration had not been made.

                                CORPORATE RECORDS

58.   MINUTES

       The Board shall cause minutes to be duly entered in books provided for the purpose:

           (a)   of all elections and appointments of Officers;

           (b) of the names of the Directors present at each meeting of the Board and of any committee appointed by the Board; and

           (c) of all resolutions and proceedings of general meetings of the Members, meetings of the Board, meetings of managers and meetings of committees appointed by the Board.

59.   FORM AND USE OF SEAL

      59.1 The seal of the Company shall be in such form as the Board may determine. The Board may adopt one or more duplicate seals for use in or outside Bermuda.

      59.2 The seal of the Company shall not be affixed to any instrument except attested by the signature of (i) a Director and the Secretary; or (ii) any two Directors; or (iii) any person appointed by the Board for that purpose, provided that any Director, Officer or Resident Representative may affix the seal of the Company attested by such Director, Officer or Resident Representative's signature to any authenticated copies of these Bye-laws, the incorporating documents of the Company, the minutes of any meetings or any other documents required to be authenticated by such Director, Officer or Resident Representative.

                                    ACCOUNTS

60.   BOOKS OF ACCOUNT

       The Board shall cause to be kept proper records of account with respect to all transactions of the Company and in particular with respect to:

           (a) all sums of money received and expended by the Company and the matters in respect of which the receipt and expenditure relates;

           (b)   all sales and purchases of goods by the Company; and

           (c)   all assets and liabilities of the Company.


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61.   FINANCIAL YEAR END

       The financial year end of the Company shall be the 31st December in each year but, subject to any direction of the Company in general meeting, the Board may from time to time prescribe some other period to be the financial year; provided that the Board may not without the sanction of an ordinary resolution prescribe or allow any financial year longer than eighteen months.

                                     AUDITS

62.   AUDIT

       The accounts of the Company shall be audited at least once in every year.

63.   APPOINTMENT OF AUDITORS

      63.1 Subject to the Law, the Company shall in general meeting appoint Auditors to hold office for such period as the Members may determine.

      63.2 Whenever there are no Auditors appointed as aforesaid or a usual vacancy occurs in the office of the Auditors, the Directors may appoint Auditors to hold office for such period as the Directors may determine subject to earlier removal from office by the Company in general meeting.

      63.3 The Auditor may be a Member but no Director, Officer or employee of the Company shall, during his continuance in office, be eligible to act as an Auditor of the Company.

64.   REMUNERATION OF AUDITORS

       Unless fixed by the Company in general meeting the remuneration of the Auditor shall be as determined by the Directors.

65.   DUTIES OF AUDITOR

       The Auditor shall make a report to the Members on the accounts examined by him and on every set of financial statements examined by him.

66.   DISTRIBUTION OF AUDITOR'S REPORT

       The Auditor's report, if any, shall be laid before the Company in general meeting and circulated to Members, no less than 90 days after the end of the financial year.


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67.   DISTRIBUTION OF FINANCIAL STATEMENTS AND DIRECTORS' REPORT

       The financial statements and Directors' report shall be laid before the Company in general meeting and circulated to Members, no later than 90 days after the end of the financial year.

       The Company shall use commercially reasonable efforts to provide promptly to each Member such information as may be reasonably requested by such Member (x) to enable such Member to comply with the accounting and disclosure requirements of the US Securities and Exchange Commission, as in effect from time to time, and (y) as is required to complete its US Federal income tax or information returns.

                      VOLUNTARY WINDING-UP AND DISSOLUTION

68.   WINDING-UP

      68.1 The Company may be voluntarily wound up, liquidated or dissolved (or engage in any comparable transaction) by a special resolution of the Members.

      68.2 If the Company shall be wound up the liquidator may, with the sanction of a special resolution, divide amongst the Members in specie or in kind the whole or any part of the assets of the Company (whether they shall consist of property of the same kind or not) and may, for such purpose, set such value as he deems fair upon any property to be divided as aforesaid and may determine how such division shall be carried out as between the Members. The liquidator may, with the like sanction, vest the whole or any part of such assets in the trustees upon such trusts for the benefit of the Members as the liquidator shall think fit, but so that no Member shall be compelled to accept any shares or other securities or assets whereon there is any liability.

                             CHANGES TO CONSTITUTION

69.   CHANGES TO BYE-LAWS

       Subject to the Law, the conditions contained in the Memorandum of Association or these Bye-laws, the Company may alter or add to the Bye-laws by a resolution of the Board and by a resolution of holders of a majority in voting power of the aggregate voting power of the Common Stock.

70.   CHANGES TO THE MEMORANDUM OF ASSOCIATION

       Subject to the Law, the Company may from time to time by a resolution of the Board and by a resolution of holders of a majority in voting power of the aggregate voting power of the Common Stock alter the Memorandum of Association with respect to any objects, powers or other matters specified therein.


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71.   DISCONTINUANCE

       The Board may, subject to an ordinary resolution, exercise all the powers of the Company to transfer by way of continuation the Company to a named country or jurisdiction outside of Bermuda pursuant to the Law.


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